EXHIBIT 5
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                                                        July 1, 2005


First Valley Bancorp, Inc.
Four Riverside Avenue
Bristol, Connecticut  06010

Re:   First Valley Bancorp, Inc.-Form S-8 Registration Statement

Ladies and Gentlemen:

      We have acted as counsel for First Valley Bancorp, Inc. (the "Company"), a Connecticut corporation, in connection with a proposed registration by the Company with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer and sale of up to 263,090 shares of the Company's common stock, no par value per share (the "Shares") to be issued in connection with the Valley Bank 1999 Stock Option and Stock Compensation Plan (the "Plan"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Connecticut.

      We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

      Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold or awarded by the Company pursuant to the Plan, will be legally issued, fully paid, and non-assessable and will represent validly authorized and outstanding shares of common stock of the Company.

      We have assumed that the Company and those directors, officers, and employees that receive options to purchase Shares under the Plan or purchase or are awarded Shares under the Plan, as the case may be, will then be in compliance with the relevant requirements of the Plan, and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any share exchanges having jurisdiction will have been granted prior to the issuance of any Shares.

      The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Certificate of Incorporation and Bylaws not being amended prior to the issuance of the Shares.

      The foregoing opinions are limited to federal law and the Connecticut Business Corporation Act, and we express no opinion with respect to any other state or jurisdiction.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                              Very truly yours,

                                              Tyler Cooper & Alcorn, LLP


                                              By:/s/ William W. Bouton III
                                                 -------------------------
                                                 William W. Bouton III


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